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                             SUB-ADVISORY AGREEMENT


   THIS AGREEMENT is made and entered into on this 24th day of April, 2000 between SECURITY MANAGEMENT COMPANY, LLC (the "Adviser"), a Kansas limited liability company, registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and OPPENHEIMERFUNDS, INC. (the "Subadviser"), a Colorado corporation registered under the Investment Advisers Act.

                                   WITNESSETH:

   WHEREAS, SBL Fund, a Kansas corporation, is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

   WHEREAS, SBL Fund has, pursuant to an Advisory Agreement with the Adviser (the "Advisory Agreement"), retained the Adviser to act as investment adviser for and to manage its assets;

   WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the Investment Company Act; and

   WHEREAS, the Adviser desires to retain the Subadviser as subadviser for Series W (the "Fund") of SBL Fund to act as investment adviser for and to manage the Fund's Investments (as defined below) and the Subadviser desires to render such services.

   NOW, THEREFORE, the Adviser and Subadviser do mutually agree and promise as follows:

   1. APPOINTMENT AS SUBADVISER. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage certain assets of the Fund subject to the supervision of the Adviser and the Board of Directors of SBL Fund and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the Fund's Investments. The Subadviser shall not be responsible for any services to the Fund or to bear any expenses other than those delineated in this Agreement.

   2. DUTIES OF SUBADVISER.

      (a) INVESTMENTS. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in its prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the written directions of the Adviser and SBL Fund's Board to purchase, hold and sell investments for the account of the Fund (hereinafter "Investments") and to monitor on a continuous basis the performance of such Investments. The Subadviser shall give the Fund the benefit of its best efforts in rendering its services as Subadviser. The Subadviser may contract with or consult with such banks, other securities firms, brokers or other parties, without additional expense to the Fund, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance or otherwise.

      (b) BROKERAGE. The Subadviser is authorized, subject to the supervision of the Adviser and SBL Fund's Board to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Fund's Investments with or through, such persons, brokers or dealers as Subadviser may select which may include, to the extent permitted by the Adviser and SBL Fund, brokers or dealers affiliated with the Subadviser, and negotiate commissions to be paid on such transactions. The Subadviser agrees that in placing such orders it shall attempt to obtain best execution, provided that, the Subadviser may, on behalf of the Fund, pay brokerage commissions to a broker which provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Fund and the accounts as to which the Subadviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadviser, the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In reaching such determination, the Subadviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. The Subadviser will report on such allocations at the request of the Adviser, SBL Fund or SBL Fund's Board providing such information as the number of aggregated trades to which the Fund was a party, the broker(s) to whom such trades were directed and the basis of the allocation for the aggregated trades. Subject to the foregoing provisions of this subsection 2(b), the Subadviser may also consider sales of fund shares and shares of other investment companies managed by the Subadviser or its affiliates as a factor in the selection of brokers or dealers for the Fund's portfolio transactions.

      The Subadviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transaction or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expenses incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determination of the Fund's Board and the provisions of this paragraph.

      (c) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund ("Principal Transactions"); PROVIDED, HOWEVER, the Subadviser may enter into a Principal Transaction with the Fund if (i) the transaction is permissible under applicable laws and regulations, including, without limitation, the Investment Company Act and the Investment Advisers Act and the rules and regulations promulgated thereunder, and (ii) the transaction or category of transactions receives the express written approval of the Adviser.

      The Subadviser agrees to observe and comply with Rule 17j-1 under the Investment Company Act and its Code of Ethics, as the same may be amended from time to time. The Subadviser agrees to provide the Adviser and SBL Fund with a copy of such Code of Ethics.

      (d) BOOKS AND RECORDS. The Subadviser will maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder solely with respect to transactions made by it on behalf of the Fund including, without limitation, the books and records required by Subsections (b)(1), (5), (6), (7), (9),
   (10) and (11) and Subsection (f) of Rule 31a-1 under the Investment Company Act and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. The Subadviser will also preserve all such books and records for the periods prescribed in part (e) of Rule 31a-2 under the Investment Company Act, and agrees that such books and records shall remain the sole property of the Fund and shall be immediately surrendered to the Fund upon request. The Subadviser further agrees that all books and records maintained hereunder shall be made available to the Fund or the Adviser at any time upon reasonable request and notice, including telecopy, during any business day.

      (e) INFORMATION CONCERNING INVESTMENTS AND SUBADVISER. With such frequency and in such form as mutually agreed upon by the Subadviser and the Adviser, the Subadviser will furnish the Adviser or the Fund reports on portfolio transactions and reports on Investments held in the portfolio, all in such detail as the Adviser or SBL Fund may reasonably request. The Subadviser will make available its officers and employees to meet with SBL Fund's Board of Directors at SBL Fund's principal place of business on due notice (but no more than once in any 12-month period) to review the Investments of the Fund.

      The Subadviser will also provide such information as is customarily provided by a subadviser and may be required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the Investment Company Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

      (f)  CUSTODY  ARRANGEMENTS.   The  Subadviser  shall  provide  the  Fund's
   custodian, on each business day with information relating to all transactions concerning the Fund's assets.

      (g) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In all matters relating to the performance of this Agreement, the Subadviser and its directors, officers, partners, employees and interested persons shall act in conformity with SBL Fund's Articles of Incorporation, By-Laws, and currently effective registration statement and with the written instructions and directions of SBL Fund's Board and the Adviser, and shall comply with the requirements of the Investment Company Act, the Investment Advisers Act, the Commodity Exchange Act, the rules thereunder, and all other applicable federal and state laws and regulations.

      In carrying out its obligations under this Agreement, the Subadviser shall ensure that the Fund complies with all applicable statutes and regulations necessary to qualify the Fund as a Regulated Investment Company under Subchapter M of the Code (or any successor provision), and shall notify the Adviser immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or that it might not so qualify in the future.

      In carrying out its obligations under this Agreement, the Subadviser shall invest the assets of Series W in such a manner as to ensure that the Fund complies with the diversification provisions of Section 817(h) of the Code (or any successor provision) and the regulations issued thereunder relating to the diversification requirements for variable insurance contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder. Subadviser shall notify the Adviser immediately upon having a reasonable basis for believing that the Fund has ceased to comply and will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

      The Adviser has furnished the Subadviser with copies of each of the following documents and will furnish the Subadviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available: (i) the Articles of Incorporation of SBL Fund, (ii) the By-Laws of SBL Fund, (iii) SBL Fund's registration statement under the Investment Company Act and the Securities Act of 1933, as amended, as filed with the Commission, and (iv) any written instructions of the SBL Fund Board and the Adviser.

      Notwithstanding the foregoing, the Subadviser shall have no responsibility to monitor compliance with limitations or restrictions for which information from the Adviser or its authorized agent is necessary to enable the Subadviser to monitor compliance with such limitations or restrictions, unless such information is provided to the Subadviser in writing and as otherwise agreed upon.

      (h) VOTING OF PROXIES. The Subadviser shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Fund.

      (i) The Subadviser shall not be responsible for the preparation or filing of any report required of the Fund by any governmental or regulatory agency, except as otherwise expressly agreed to hereunder. The Subadviser hereby undertakes to prepare and file any necessary Schedule 13G reflecting the Fund's holdings.

      (j) In performing its obligations under this Agreement, the Subadviser may rely upon information provided to it by the Fund or on behalf of the Fund, the Adviser, the Fund's custodian or other agent and will not independently verify the accuracy or completeness of such information.

   3. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent SBL Fund or the Adviser in any way or otherwise be deemed an agent of SBL Fund or the Adviser.

   4. COMPENSATION. The Adviser shall pay to the Subadviser, for the services rendered hereunder, the fees set forth in Exhibit A attached hereto.

   5. EXPENSES. The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement and will, from time to time, at its sole expense employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder. However, the Subadviser shall not assign or delegate any of its investment management duties under this Agreement without the approval of the Adviser and SBL Fund's Board.

   6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser represents and warrants to the Adviser and the Fund as follows:

      (a) The Subadviser is registered as an investment adviser under the Investment Advisers Act;

      (b) The Subadviser will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act;

      (c) The Subadviser will file a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association reflecting its advisory relationship with the Fund;

      (d) The Subadviser is a corporation duly organized and validly existing under the laws of the State of Colorado with the power to own and possess its assets and carry on its business as it is now being conducted;

      (e) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

      (f) This Agreement is a valid and binding agreement of the Subadviser; and

      (g) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

   7. NON-EXCLUSIVITY. The services of the Subadviser with respect to the Fund are not deemed to be exclusive, and the Subadviser and its officers shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities so long as its duties hereunder are not materially impaired thereby.

   8. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Subadviser as follows:

      (a) The Adviser is registered as an investment adviser under the Investment Advisers Act;

      (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association;

      (c) The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Kansas with the power to own and possess its assets and carry on its business as it is now being conducted;

      (d) The execution, delivery and performance by the Adviser of this Agreement and the Advisory Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

      (e) This Agreement and the Advisory Agreement are valid and binding agreements of the Adviser;

      (f) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects as of its filing date and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

      (g) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement.

   9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6 and 8 hereof shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

   10. LIABILITY AND INDEMNIFICATION.

      (a) LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a breach of its duties hereunder, the Subadviser shall not be subject to any liability to the Adviser, SBL Fund, or the Fund or any of the Fund's shareholders, and, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a breach of its duties hereunder, the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; PROVIDED, HOWEVER, that nothing herein shall relieve the Adviser and the Subadviser from any of their respective obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA. The Subadviser shall not be liable to the Adviser, SBL Fund or the Fund for any losses that may be sustained as a result of delays in or inaccuracy of information about the Fund provided to the Subadviser by or on behalf of the Adviser or the Fund's Custodian, including any information provided pursuant to paragraph 12 hereof.

      (b) INDEMNIFICATION. The Subadviser shall indemnify the Adviser, SBL Fund and the Fund, and their respective officers and directors, for any liability and expenses, including attorneys' fees, which may be sustained by the Adviser, SBL Fund or the Fund, as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser and its officers and directors, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Adviser's, SBL Fund's or the Fund's willful misfeasance, bad faith, gross negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

   11. DURATION AND TERMINATION.

      (a) DURATION. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect with respect to SBL Fund unless it has first been approved (i) by a vote of a majority of those directors of SBL Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of SBL Fund's outstanding voting securities. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year with respect to the Fund if specifically approved each year by either (i) the Board of Directors of SBL Fund, or (ii) by the affirmative vote of a majority of the Fund's outstanding voting securities. In addition to the foregoing, each renewal of this Agreement with respect to the Fund must be approved by the vote of a majority of SBL Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Directors of the Fund may request and evaluate, and the Subadviser shall furnish, such information as may reasonably be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.

      (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

         (i) By vote of a majority of the Board of Directors of SBL Fund, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon sixty (60) days' written notice to the Subadviser;

         (ii) By the Adviser upon breach by the Subadviser of any representation or warranty contained in Section 6 hereof, which shall not have been cured during the notice period, upon twenty (20) days written notice;

         (iii) By the Adviser immediately upon written notice to the Subadviser if the Subadviser becomes unable to discharge its duties and obligations under this Agreement; or

         (iv) By the Subadviser upon 180 days written notice to the Adviser and the Fund.

      This Agreement shall not be assigned (as such term is defined in the Investment Company Act) without the prior written consent of the parties hereto. This Agreement shall terminate automatically in the event of its assignment without such consent or upon the termination of the Advisory Agreement.

   12. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. The Adviser shall remain responsible for, among other things, providing the following services with respect to the Fund:

      (a) The Adviser shall provide the Subadviser, or shall cause the Fund's Custodian to provide to the Subadviser, on each business day as of a time deadline to be mutually agreed upon, a report or a computer download in a mutually acceptable software program and format, detailing the Fund's portfolio holdings, uninvested cash, current valuations and other information requested by the Subadviser reasonably necessary to assist it in carrying out its duties under this Agreement, as of the close of the prior business day. In performing its obligations under this Agreement, the Subadviser may rely upon the information provided to it by or on behalf of the Adviser or the Fund's Custodian.

      (b) Composition of periodic reports with respect to the Fund's operations for shareholders of the Fund, composition of proxy materials for meetings of the Fund's shareholders and the composition of such registration statements as may be required by Federal and state securities laws for the continuous public offering and sale of shares of the Fund, as well as the determination of the net asset value of shares of the Fund.

   13. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment with respect to the Fund shall be approved by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

   14. NOTICE. Any notice that is required to be given by the parties to each other (or to the Fund) under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

      (a)  If to the Subadviser:

           OppenheimerFunds, Inc.
           Two World Trade Center
           New York, New York 10048-0203
           Attention:  Andrew J. Donohue
           Facsimile:  (212) 321-1159

      (b)  Copy to:

           OppenheimerFunds, Inc.
           6801 Tucson Way
           Englewood, CO 80112
           Attention:  Treasurer
           Facsimile:  (303) 768-2849

      (c)  If to the Adviser:

           Security Management Company, LLC
           700 SW Harrison
           Topeka, Kansas 66636-0001
           Attention:  James R. Schmank, President
           Facsimile:  (785) 431-3080

      (d)  If to SBL Fund:

           SBL Fund
           700 SW Harrison
           Topeka, Kansas 66636-0001
           Attention:  Amy J. Lee, Secretary
           Facsimile:  (785) 431-3080

   15. GOVERNING LAW; JURISDICTION. Except as indicated in Section 19(b) of this Agreement, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas.

   16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

   17. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

   18. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

   19. CERTAIN DEFINITIONS.

      (a) "BUSINESS DAY." As used herein, business day means any customary business day in the United States on which the New York Stock Exchange is open.

      (b) MISCELLANEOUS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the Commission validly issued pursuant to the Investment Company Act. Specifically, as used herein, "investment company," "affiliated person," "interested person," "assignment," "broker," "dealer" and "affirmative vote of the majority of the Fund's outstanding voting securities" shall all have such meaning as such terms have in the Investment Company Act. The term "investment adviser" shall have such meaning as such term has in the Investment Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive definition shall control. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

   20. USE OF "MAIN STREET GROWTH AND INCOME". It is understood that the phrase "Main Street Growth and Income" or any derivative thereof is valuable property of the Subadviser and its affiliates. During the term of this Agreement, the Adviser, on behalf of the Fund shall have the non-exclusive and non-transferable right to use the phrase "Main Street Growth and Income," solely for the following purpose: using the phrase "Main Street Growth and Income" as part of the Fund's name. However, prior to distribution of any materials that use the phrase "Main Street Growth and Income," the Adviser or the Fund shall obtain the Subadviser's prior approval and shall furnish to the Subadviser a copy of any such materials. The Subadviser agrees to review any such materials promptly and not to unreasonably withhold its approval. Whenever the phrase "Main Street Growth and Income" is used, Adviser agrees that it shall be accompanied by the registered service mark symbol as follows: "Main Street Growth and Income(R)."

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                               SECURITY MANAGEMENT COMPANY, LLC

                               By:      JAMES R. SCHMANK
                                        ----------------------------------------
                               Name:    James R. Schmank
                               Title:   President


                               Attest:  AMY J. LEE
                                        ----------------------------------------
                               Name:    Amy J. Lee
                               Title:   Secretary


                               OPPENHEIMERFUNDS, INC.

                               By:      ANDREW J. DONOHUE
                                        ----------------------------------------
                               Name:    Andrew J. Donohue
                               Title:   Executive Vice President/General Counsel


                               Attest:  PHILIP T. MASTERSON
                                        ----------------------------------------
                               Name:    Philip T. Masterson
                               Title:   Vice President/Assistant Counsel

                                    Exhibit A

                                 SUBADVISORY FEE

   For all services rendered by the Subadviser hereunder, Adviser shall pay to Subadviser a fee (the "Subadvisory Fee"), computed on a daily basis and payable monthly as follows:

   An annual rate of .35% of the average daily net assets of the Fund of $50 million or less; plus

   An annual rate of .30% of the average daily net assets of the Fund of more than $50 million but less than $250 million; plus

   An annual rate of .25% of the average daily net assets of the Fund of $250 million or more.

   If this Agreement shall be effective for only a portion of a year, the Subadviser's compensation for said year shall be prorated for such portion. For purposes of calculating the compensation to be paid hereunder, the value of the net assets of the Fund shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Prospectus for the Fund. Payment of the Subadviser's compensation for the preceding month shall be made within 15 days after the end of each month.